UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019 (January 8, 2019)

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Old Milton Parkway
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York 10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed on October 18, 2018, MedoveX Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Regenerative Medicine Solutions, LLC (“RMS”), Lung Institute LLC (“Lung Institute”), RMS Lung Institute Management LLC (“RMS Management”), Cognitive Health Institute Tampa, LLC (“CHIT”), RMS Shareholder, LLC (“RMS Shareholder”) and RMS Acquisition Corp. (“RMS Acquisition”) (collectively, the “Parties”). On January 8, 2019, the Parties to the Asset Purchase Agreement entered into an amendment thereto (the “APA Amendment”) to, among other things, i) update the contracts assigned to and liabilities assumed by RMS Acquisition, ii) amend the number of Series C preferred stock of the Company (the “Series C Preferred Stock”) issued to RMS Shareholder from 30,119 shares to 39,772 shares, iii) revise the lists of material contracts, real estate leases, legal proceedings, employees of RMS Management and Lung Institute Tampa, iv) state that the Company shall enter into an employment agreement with James St. Louis, v) include two additional members, Michael Yurkowsky and Raymond Monteleone, to the board of directors of the Company (the “Board”), and vi) revise the patient treatment arrangement among the Parties after closing of the Asset Purchase Agreement.

In connection with the Asset Purchase Agreement and APA Amendment, on January 8, 2019, RMS, Lung Institute, RMS Management, CHIT and RMS Acquisition executed an assignment and assumption agreement (the “Assignment and Assumption Agreement”), pursuant to which RMS, Lung Institute, RMS Management and CHIT assigned and transferred to RMS Acquisition all the rights and interests in the Assigned Contracts as listed in the APA Amendment and RMS Acquisition assumed all the obligations and liabilities under the Assumed Liabilities as defined in the APA Amendment.

Pursuant to the Asset Purchase Agreement, as amended, on January 8, 2019, the Company, RMS Shareholder, the holder of Series C preferred stock of the Company, and certain holders of at least 30% of the Common Stock entered into a voting agreement (the “Voting Agreement”). In accordance with the Voting Agreement, RMS Shareholder and such signatory shareholders of the Voting Agreement agreed to vote shares owned by such shareholders to i) reduce the size of the Board to three directors; ii) cause Michael Yurkowsky and Raymond Monteleone to be elected as members of the Board; and iii) increase the number of authorized shares of Common Stock to ensure that there will be sufficient number of shares available for conversion of all the preferred stock outstanding as of the date of the Voting Agreement.

On January 8, 2019, the Company entered into a securities purchase agreement (the “SPA”) with four purchasers (the “Purchasers”) pursuant to which the four Purchasers invested in the Company an aggregate amount of $2,000,000, with $1,800,000 in cash and $200,000 by cancellation of debt as explained below, in exchange for forty (40) units (the “Units”), each consisting of a convertible note (the “Convertible Note”) with the principal amount of $50,000 and a warrant (the “Warrant”) to purchase common stock (the “Common Stock”) of the Company. Pursuant to this SPA, the Company offered a minimum of $1,000,000 and a maximum of $6,000,000 (the “Maximum Amount”) of Units at a price of $50,000 per Unit until the earlier of i) the closing of the subscription of the Maximum Amount and ii) February 28, 2019 (the “Termination Date”), subject to the Company’s earlier termination at its discretion. The SPA includes the customary representations and warranties from the Company and purchasers. Steve Gorlin, the Company’s former Chairman of the Board, converted a $200,000 promissory note owed to him by the Company in exchange for four (4) Units on the same terms as all other Purchasers. Each Convertible Note offered by the Company as part of the Unit bears an interest rate of 12% per annum, has a principal amount of $50,000, shall mature in one year from the original issue date on January 8, 2019, and will be convertible into shares of Common Stock at a price of $0.40 subject to adjustment stated in the Convertible Note. Pursuant to the terms of the Convertible Note, each holder of the Convertible Notes shall not own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of such Convertible Note. Upon default, the penalty interest rate of the Convertible Note shall rise to 18% per annum. In addition, pursuant to the SPA, the Company offers, as part of the Unit, Warrants to purchase the Common Stock at a price of $0.75 per share (the “Exercise Price”), subject to adjustments stated therein. The holder of each Warrant may purchase the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of each Convertible Note while the Warrant is exercisable. The Warrants have a term of three years and shall be exercised in cash or on a cashless basis as described in the Warrant.

The foregoing description of the APA Amendment, Assignment and Assumption Agreement, Voting Agreement, SPA, Convertible Note, and Warrant is qualified in its entirety by reference to the respective agreements, a copy of which are attached hereto as Exhibits and are hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above and previously disclosed on a Form 8-K filed on October 18, 2018, the Company entered into the Asset Purchase Agreement with RMS and its subsidiaries and affiliates as stated above. Pursuant to the Asset Purchase Agreement, the Company purchased all the assets of RMS, CHIT, Lung Institute and RMS Management and issued 39,772 shares of Series C Preferred Stock, and assumed certain liabilities as set forth in section 7.03 of the Asset Purchase Agreement, as amended.

Item 2.03 Creation of a Direct Financial Obligation

As described in Item 1.01 above, on January 8, 2019, the Company issued one-year Convertible Notes in the aggregate principal amount of $1,800,000 which encompasses the total amount owed by the Company to the various Purchasers.

Item 3.02 Unregistered Sales of Equity Securities

As described in Section 1.01 hereof, on January 8, 2019, the Company issued 39,772 shares of Series C Preferred Stock in connection with the Asset Purchase Agreement and APA Amendment and the Convertible Notes with the aggregate principal amount of $1,800,000 and Warrants, together constituting the Units, pursuant to the SPA. Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock. The Company is obligated to issue the shareholders of RMS an aggregate of 583,333 shares of common stock upon the occurrence of certain events as set forth in the SPA.

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2019, in connection with the Asset Purchase Agreement and APA Amendment, the Board of the Company appointed Michael Yurkowsky and Raymond Monteleone as additional members of the Board.

Michael Yurkowsky, 46, operates his own family office, YP Holdings LLC, which has an investment portfolio of 50 private companies and participated in over 100 financing transactions with public companies since 2012. Previously Mr. Yurkowsky managed his own hedge fund and worked as a broker at several national broker-dealer firms.

Raymond Monteleone, 71, serves managerial roles at serveral enterprises. Mr. Monteleone currently serves as the chairman and president of Paladin Global Partners, LLC since 2007; a board member and vice president of Dannelly, Monteleone & Associates, LLC since 2010; the chief financial officer of Vertically Align, LLC since 2018 and WH & LM, LLC also since 2018; a managing member at Diner Investment Partners, LLC since 2016 and Uyonya Management, LLC since 2013; a managing member and the chief financial officer at HBRE, LLC since 2013 and Horne Management, LLC since 2011; and the president at Monteleone & Associates Consulting, Inc. since 2005. Mr. Monteleone received a college degree from the New York Institute of Technology and an MBA degree from Florida Atlantic University.

There are no arrangements or understandings between the Company and Mr. Michael Yurkowsky and any other person or persons pursuant to which Mr. Yurkowsky was appointed as a member of the Board and there is no family relationship between Mr. Yurkowsky and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no arrangements or understandings between the Company and Mr. Raymond Monteleone and any other person or persons pursuant to which Mr. Monteleone was appointed as a member of the Board and there is no family relationship between Mr. Monteleone and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Item 7.01 Regulation FD Disclosure

On January 14, 2019, the Company issued a press release (the “Press Release”) announcing the closing of the acquisition of substantially all of the assets of RMS. A copy of the Press Release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01 Financial Statements and Exhibits

The required financial statements will be filed within 71 days of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Convertible Note
4.2	Form of Warrant
9.1	Voting Agreement dated January 8, 2019 by and among the Company, RMS Shareholder and certain holders of the at least 30% of the Common Stock
10.1	Amendment to the Asset Purchase Agreement dated January 8, 2019 by and among the Company, RMS, Lung Institute, RMS Management, CHIT, RMS Shareholder and RMS Acquisition
10.2	Assignment and Assumption Agreement dated January 8, 2019 by and among Lung Institute, RMS Management, CHIT and RMS Acquisition
10.3	Form of Securities Purchase Agreement
99.1	Press Release: Medovex Corporation Closes Acquisition of Pulmonary Biomedical Services and Patient Delivery Platform of Regenerative Medicine Solutions, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: January 14, 2019	By:	/s/ William Horne
William Horne
Chief Executive Officer